Exhibit 10.9

SECOND AMENDMENT TO LEASE AGREEMENT
For “Parcels 5 and 6, Parcel Map 16960”
(December 30, 1988)

The following SECOND AMENDMENT TO LEASE OF DECEMBER 30, 1988 ENTITLED “LEASE AGREEMENT, PARCELS 5 AND 6” (the “Subdivided Lease” herein) is made and entered into in duplicate as of the 28th day of April, 1997, pursuant to a minute order adopted by the City Council of the City of Long Beach on the 15th day of April, 1997, by and between CITY OF LONG BEACH, a Municipal Corporation, hereinafter referred to as “LANDLORD,” and KILROY REALTY, L.P., a Delaware Limited Partnership (“Kilroy Realty, L.P.”), successor-in-interest to KILROY LONG BEACH ASSOCIATES, a California Limited Partnership (“KLBA”), hereinafter referred to as “DEVELOPER.”

WHEREAS, on July 17, 1985, a Lease (the “All-Inclusive Lease” herein) was entered into between the Landlord and Developer demising approximately 37 acres to Developer near the Long Beach Municipal Airport (the “Property”); and

WHEREAS, on July 22, 1988, a Parcel Map No. 16960, in Book 208, Pgs. 92 through 100 of Parcel Maps was recorded in the Office of the County Recorder of Los Angeles County, State of California. This Parcel Map included the real property demised by the All- Inclusive Lease and its amendments; and other real property (Parcel 8); and

WHEREAS, on January 24, 1989, pursuant to Section 7.6 of the All‑Inclusive Lease, Developer and Landlord entered into an instrument entitled “Lease Agreement, Parcels 5 and 6” (the

“Subdivided Lease”) demising only Parcels 5 and 6 of Parcel Map No. 16960, thereby enabling Developer to separately develop and improve said Parcels 5 and 6; and

WHEREAS, the Subdivided Lease was previously amended by an instrument entitled “First Amendment to Lease Agreement,” dated December 28, 1990; and

WHEREAS, on January 31, 1997, Kilroy Realty, L.P. succeeded to the interest of Developer in the Subdivided Lease as a result of an assignment by KLBA to Kilroy Realty, L.P., which was approved by City of Long Beach on January 31, 1997, by that certain Assignment and Assumption of Lessee’s interest in Ground Lease, dated as of January 30, 1997, and recorded as Instrument No. 97-172761 in the Office of the Los Angeles county Recorder; and

WHEREAS, the parties hereto now desire to amend the Subdivided Lease in order to recognize and clarify certain issues arising out of a Landlord’s Estoppel Certificate executed by Landlord in April 1997.

NOW, THEREFORE, the Subdivided Lease between the parties hereto is hereby amended as follows:

1.Paragraph 4.22 of the Subdivided Lease is hereby amended in its entirety to read as follows:

4.22    Self Liquidating Mortgage. The Leasehold Mortgage shall be a self liquidating mortgage, to be paid over a period not longer than elapses up to three (3) years prior to the end of the term of this Lease, or any option term if such option has been exercised. Landlord acknowledges that Developer and Morgan

Guaranty Trust Company of New York, a New York Banking Corporation, are negotiating the terms of a certain mortgage loan, the proceeds of which will be used for general corporate purposes (the “Loan”); that the Loan is a term loan maturing two (2) years following the date of the closing thereof and that the mortgage securing the Loan (the “Mortgage”) is therefore not a self-liquidating mortgage. Nevertheless, and notwithstanding the first sentence of this Section 4.22, Landlord agrees that the Mortgage shall qualify as a recognized “Leasehold Mortgage” (as defined in the Lease) and Landlord and Developer and Leasehold Mortgagee are and shall have all of the respective rights and obligations of Landlord, Developer and Leasehold Mortgagee as set forth in Section 4 of the Lease.

2.    Paragraph 6.2.8 is hereby added to the Subdivided Lease to read in its entirety as follows:

6.2.8    Payment of Insurance Proceeds. Notwithstanding any Subdivided Lease provision to the contrary, including-but not limited to Section 6.2.2, Landlord agrees that in case of damage or destruction of the Premises or any improvements thereon, any insurance proceeds will be directly paid to Leasehold Mortgagee and Landlord for the purposes of reconstruction, replacement and repair of any damaged improvements. Any insurance proceeds in excess of such restoration, rebuilding and/or repair costs shall be held and used by the Leasehold Mortgagee in accordance with the Mortgage. Landlord shall release the entire sum of the insurance proceeds to Leasehold Mortgagee if Leasehold Mortgagee agrees in writing to commence such reconstruction, replacement and repair within six (6) months after such damage or destruction. If Leasehold Mortgagee shall fail to commence such reconstruction, replacement and repair within said six (6) month period, Leasehold Mortgagee shall deliver the entire sum of the insurance proceeds so that Landlord may complete the reconstruction, replacement and repair. In the event the proceeds of insurance exceed the cost of such reconstruction, replacement and repair, the excess shall be paid to Leasehold Mortgagee.

3.    Except as herein and previously amended by the First Amendment, the Subdivided Lease is ratified, affirmed and approved.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed in duplicate with all the formalities required by law and the respective dates set forth opposite their signatures.

CITY OF LONG BEACH, A Municipal Corporation
Date: April 29, 1997
EXECUTED PURSUANT “LANDLORD” TO SECTION 301 OF THE CITY CHARTER.
Date: April 29, 1997	KILROY REALTY, L.P., A Delaware Limited Partnership
	By:	KILROY REALTY CORPORATION, A Maryland Corporation General Partner
	By:	/s/ Jeffrey C. Hawken
	Title:	Executive Vice President
“DEVELOPER”

The foregoing SECOND AMENDMENT TO LEASE is hereby approved as to form this 28th day of April, 1997.

JOHN R. CALHOUN, City Attorney
By:	/s/ Everett L. Glenn
Deputy